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                                                                   EXHIBIT 10.16

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

     Employment Agreement made effective October 30, 2001, between SITEL CORPORATION, a Minnesota corporation ("Company") and DALE W. SAVILLE ("Executive").

     THE PARTIES AGREE AS FOLLOWS:

     1. EMPLOYMENT AND DUTIES. Company hereby employs Executive as its Executive Vice President-Corporate Development. The duties and responsibilities of Executive shall include duties and responsibilities consistent with Executive's corporate offices and positions, including those set forth in the bylaws of Company from time to time, and such other duties and responsibilities which the Chief Executive Officer of Company from time to time may assign to Executive.

     2. TERM. The term of Executive's employment under this Agreement shall begin as of the date hereof and continue for one year through October 29, 2002 unless sooner terminated in accordance with this Agreement ("Term").

     3. EFFORTS ON BEHALF OF COMPANY AND OTHER ACTIVITIES. During the Term, to the best of his ability and using all his skills, Executive shall devote substantially all of his working time and efforts to the diligent and faithful performance of his duties and responsibilities under this Agreement. However, Executive may devote a reasonable amount of his time to civic, community, or charitable activities.

     4. PLACE OF EMPLOYMENT. Executive's duties and responsibilities are expected to involve frequent travel. Company shall furnish Executive with an office, secretarial and other support services consistent with those currently provided and such other facilities and services at such locations as may be reasonably required to permit Executive to fulfill the duties of his employment.

     5. BASE SALARY. For all services to be rendered by Executive pursuant to this Agreement, Company agrees to pay Executive during the Term a base annual salary of $230,000. The term "Base Salary" as used in this Agreement shall mean the base annual salary established by this Section
         5. The Base Salary shall be paid in periodic installments in accordance with Company's regular payroll practices, but in any event no less frequently than monthly.

     6.  ADDITIONAL COMPENSATION.

         (a) BONUS. For each calendar year during the Term, Executive shall be eligible to participate in the Company's bonus program for senior executives on the terms established by the Compensation Committee for each such year. For the year 2001, Executive is eligible for an annual bonus potential of up to 100% of Base Salary; the criteria for earning such bonus shall be based on identified goals and objectives established in accordance with the Executive Committee bonus plan approved by the Compensation Committee.

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         (b) STOCK OPTION PLAN. Executive has previously been granted options to purchase shares of SITEL common stock. Any further grants of stock options to Executive shall be at the sole discretion of the Compensation Committee.

         (c) BENEFIT PLANS. During the Term, Executive (and his eligible dependents where applicable) shall be entitled to participate in the benefit plans offered from time to time by Company to its senior executive officers, on terms (including Company and employee contribution percentages, waivers of waiting periods, applicable deductibles, etc.) no less favorable than those provided generally to other senior executive officers of the Company, including without limitation, as may be applicable, individual or group medical, hospital, dental and long-term disability insurance coverages, group life insurance coverage, 401(k), and 401(n) plans.

         (d) VACATIONS AND HOLIDAYS. During the Term, Executive shall be entitled to paid vacation days, holidays and time off per calendar year (pro-rated for partial calendar years of employment) as are consistent with the Company's standard benefits programs in which senior executive officers participate.

         (e) EXPENSES. During the Term, Executive shall be entitled to prompt reimbursement by Company of all reasonable ordinary and necessary travel, entertainment, and other expenses incurred by Executive (in accordance with the policies and procedures established by Company for its senior executive officers) in the performance of his duties and responsibilities under this Agreement; PROVIDED that Executive shall properly account for such expenses in accordance with Company policies and procedures, which may include but are not limited to itemized accountings.

     7.  TERMINATION OF EMPLOYMENT.

         (a) DEATH. Executive's employment under this Agreement shall terminate upon Executive's death. If Executive's employment terminates pursuant to this Section 7(a), Executive or his legal representative shall be entitled to receive the Base Salary up through the date of Executive's death; any bonus earned by Executive pursuant to Section 6(a) for a calendar year already completed but not yet paid; and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the date of Executive's death.

         (b) DISABILITY. If Executive becomes incapable by reason of physical injury, disease, or mental illness from substantially performing his duties under this Agreement for a continuous period of three months or for more than 90 days in the aggregate during any 12 month period, then Company may terminate Executive's employment under this Agreement effective upon 30 days written notice. If Executive's employment terminates pursuant to this Section 7(b), Executive or his legal representative shall be entitled to receive: the Base Salary up through the effective date of termination; any bonus earned by Executive pursuant to Section 6(a) for a calendar year already completed but not yet paid; and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the effective date of termination.

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         (c) FOR CAUSE. Company also may terminate Executive's employment under this Agreement for cause. For purposes of this Agreement, "for cause" shall mean only (i) Executive's confession or conviction of theft, fraud, embezzlement, any felony, or any crime involving dishonesty with regard to the Company or any subsidiary or affiliate of the Company, (ii) Executive's excessive absenteeism without reasonable cause (other than because of a disability described in Section 7(b), (iii) habitual and material negligence by the Executive in the performance of Executive's duties and responsibilities as described in Section 1 (other than because of a disability described in Section 7(b)) and Executive's failure to cure such negligence within 30 days after Executive's receipt of a written notice from the Chief Executive Officer setting forth in reasonable detail the particulars of such negligence, or (iv) material failure by Executive to comply with a lawful directive of the Chief Executive Officer (other than because of a disability described in Section 7(b)) and Executive's failure to cure such non-compliance within 10 days after Executive's receipt of a written notice from the Chief Executive Officer setting forth in reasonable detail the particulars of such non-compliance. Termination shall occur effective 30 days after "for cause" occurs under one of the above clauses (i) through (iv). If Executive's employment terminates pursuant to this Section 7(c), Executive shall be entitled to receive the Base Salary up through the effective date of termination and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the effective date of termination, but shall not be entitled to any bonus for a completed calendar year which has not yet been paid.

         (d) VOLUNTARY RESIGNATION. Executive may voluntarily resign from Company's employ at any time upon at least 30 days prior written notice of the effective date of such resignation. If Executive voluntarily resigns, Executive shall be entitled to receive the Base Salary up through the effective date of such resignation and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the effective date of such resignation, but shall not be entitled to any bonus for a completed calendar year which has not yet been paid.

         (e) CHANGE OF CONTROL. If Executive's employment under this Agreement is terminated by the Company other than for cause within three months following a Change of Control (as defined below), then Executive shall be entitled to continue to receive the Base Salary provided for in Section 5 for a period of 12 months after the effective date of such termination of employment on the Company's normal payroll dates during such period; provided, however, that if Executive accepts employment with another company during such salary continuation period, Executive shall immediately notify Company of such other employment and the payments pursuant to this
             Section 7(e) shall be reduced by the amount of the salary received by Executive from the other employer during such salary continuation period. For purposes of this Agreement, the term "Change of Control" shall mean (i) a consolidation or merger of the Company with or into any other person (including, without limitation, any corporation, partnership, limited liability company, or trust), other than a consolidation or merger in which the Company is the surviving entity and upon consummation of which the holders of voting securities of the Company immediately prior to such transaction continue to own, directly or indirectly, at least a majority of the voting securities of the Company, as the surviving entity, immediately following such transaction, (ii) a sale of all or substantially all of the assets of the

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             Company, in a single transaction or series of related transactions, or (iii) a sale or other disposition of more than 50% of the voting stock of the Company (whether issued and outstanding, newly issued or from treasury, or any combination thereof), in a single transaction or series of related transactions.

         (f) WITHOUT CAUSE. The Company may terminate Executive's employment under this Agreement without cause, which for purposes of this Agreement shall include any termination of Executive's employment by Company other than "for cause" as defined in Section 7(c) and other than because of disability pursuant to Section 7(b), upon no less than 30 days prior written notice. Furthermore, if without Executive's written consent, Executive's base salary is decreased below the Base Salary level established by Section 5, or Executive's title, authority, role or level of responsibilities with the Company is decreased below that established by Section 1 (each of the foregoing, an "Adverse Change"), and Executive gives written notice of his termination of his employment with Company because of the Adverse Change within 30 days after the effective date of the Adverse Change, then such shall be considered a termination of Executive's employment by Company without cause for purposes of this Section 7(f) effective as of the 30th day after the effective date of the Adverse Change. If the Company terminates Executive's employment without cause pursuant to this Section 7(f), then following such termination Executive shall be entitled to receive such severance benefits, if any, as are then provided by the Company to its Executive Vice Presidents under Company policies or programs for senior executive officers in effect at such time; any bonus earned by Executive pursuant to Section 6(a) for a calendar year already completed but not yet paid; and any benefits to which Executive is entitled pursuant to Sections 6(c) through 6(e) up through the effective date of termination.

     8. NOTICE OF TERMINATION. Any Termination of Executive's employment by Company shall be communicated in a written Termination Notice to Executive. For purposes of this Agreement, a "Termination Notice" shall mean a notice from the Chief Executive Officer which shall indicate the specific termination provision in this Agreement relied upon and, if applicable, shall set forth in reasonable detail the facts and circumstances providing a basis for termination of Executive's employment under the provision so indicated.

     9. SUCCESSORS AND ASSIGNS. This Agreement and all rights under this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective personal or legal representatives, executors, administrators, heirs, distributees, devisees, legatees, successors, and assigns. This Agreement is personal in nature, and neither of the parties to this Agreement shall, without the written consent of the other, assign or transfer this Agreement or any right or obligation under this Agreement to any other person or entity, except that the Company may assign this Agreement to a successor corporation.

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     10. NOTICES. For purposes of this Agreement, notices and other communications provided for in this Agreement shall be deemed to be properly given if delivered personally or sent by United States certified mail, return receipt requested, postage prepaid, or sent by overnight delivery service, addressed as follows:

            If to Executive:     At Executive's home address on file at the
                                 Company

            If to Company:       SITEL Corporation
                                 111 South Calvert Street
                                 Suite 1900
                                 Baltimore, MD  21202
                                 Attn: Chief Executive Officer

         or to such other address as either party may have furnished to the other party in writing in accordance with this Section. Such notices or other communications shall be effective when received if delivered personally or when deposited in the U.S. mail if delivered by certified mail or when deposited with the overnight delivery service if delivered by that method. Notices also may be given by facsimile and in such case shall be deemed to be properly given when sent so long as the sender uses reasonable efforts to confirm and does confirm the receiver's receipt of the facsimile transmission.

     11. MISCELLANEOUS. No provision of this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing and is signed by Executive and an authorized officer of Company. No waiver by either party to this Agreement at any time of any breach by the other party of, or compliance by the other party with, any condition or provision, of this Agreement to be performed by the other party shall be deemed to be a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time.

     12. VALIDITY. The invalidity or unenforceability of any provision(s) of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which other provision shall remain in full force and effect; nor shall the invalidity or unenforceability of a portion of any provision of this Agreement affect the validity or enforceability of the balance of such provision.

     13. COUNTERPARTS. This document may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute a single agreement.

     14. HEADINGS. The headings of the sections and subsections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of any provision of this Agreement.

     15. APPLICABLE LAW. This Agreement shall be governed by and construed in accordance with the internal substantive laws, and not the conflicts of law principles, of the State of Maryland.

     16. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the terms of Executive's employment with the Company and cancels and supersedes any prior agreements and understandings of the parties with respect to such subject matter; provided, however, that this Agreement shall not affect any non-competition

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         and confidentiality agreements previously entered into by Executive with the Company each of which shall remain in full force and effect according to their current terms. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory, between the parties with respect to the terms of Executive's employment other than those set forth in this Agreement.

                            (Signature page follows)

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                                SIGNATURE PAGE TO
                              EMPLOYMENT AGREEMENT


     IN WITNESS WHEREOF, Company and Executive have executed this Agreement.


                                      SITEL Corporation, a Minnesota
                                      corporation

                                      By: /s/ James F. Lynch
                                         ---------------------------------------
                                         James F. Lynch, Chief Executive Officer

                                          /s/ Dale W. Saville
                                         ---------------------------------------
                                         DALE W. SAVILLE

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